                                 EXHIBIT 23.1


                                                   Grant Thornton LLP
                                                   Certified Public Accountants
                                                   777 Brickell Avenue
                                                   Suite 1200
                                                   Miami, Florida 33131-2867





We have issued our report dated March 7, 1997, accompanying the consolidated financial statements included in the Annual Report of Oriole Homes Corp. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Oriole Homes Corp. on Form S-8 to be filed on May 16, 1997.


Grant Thornton LLP
Miami Florida
May 12, 1997